Exhibit 10.1

JACUZZI BRANDS, INC.
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

Effective October 1, 2004

JACUZZI BRANDS, INC.

AMENDED AND RESTATED

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

(Effective October 1, 2004)

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JACUZZI BRANDS, INC.
AMENDED AND RESTATED
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
(Effective October 1, 2004)

Article 1 — Introduction

     The Plan was originally adopted, effective as of June 5, 2003. This Amended and Restated Plan is effective October 1, 2004. The purpose of the Plan is to provide incentives to directors of Jacuzzi Brands, Inc. who are not employees of Jacuzzi Brands, Inc. or a Subsidiary (as defined in Section 2.22) through the ability to defer any Director Fees (as defined in Section 2.13). Participants in the Plan are permitted to defer all or a portion of their Director Fees in the form of Stock Units (as defined in Section 2.21). Stock Units are distributed in the form of shares of Common Stock (as defined in Section 2.9). The Company believes that the Plan creates a means to provide deferred compensation to such directors and to raise the level of equity ownership in the Company by such directors thereby strengthening the mutuality of interests between such directors and the Company’s stockholders.

     The Stock Units and shares of Common Stock utilized under this Plan are funded from shares of Common Stock that are available under the 2004 Stock Incentive Plan (as defined in Section 2.24), and awards of Stock Units under this Plan constitute a “Stock Unit” under the 2004 Stock Incentive Plan.

Article 2 — Definitions

2.1	Account – means, with respect to each Participant, the account to which Stock Units awarded under the Plan will be credited.

2.2	Annual Retainer Fee — means the retainer fee paid in cash for services on the Board of Directors as a director during a Plan Year.

2.3	Award Date – means the date that Director Fees would otherwise be paid to a Participant if a Participant did not elect to defer Director Fees under the Plan.

2.4	Beneficiary — a beneficiary or beneficiaries designated by the Participant under Article 9.

2.5	Board of Directors — the Board of Directors of the Company.

2.6	Cash Director Fees – means any of the following amounts received by a Participant in connection with service on the Board of Directors: (i) Annual Retainer Fee, (ii) Committee Retainer Fee, and (iii) Meeting Fees. Cash Director Fees shall not include expense reimbursements or any amounts paid to a Participant.

2.7	Change in Control – shall be deemed to have occurred if:

(i)	any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(ii)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (i), (iii), or (iv) of this section) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors;

(iii)	a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 25% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(iv)	the stockholders of the Company approve a plan of complete liquidation of the Company or the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or (y) pursuant to a spinoff type transaction, directly or indirectly, of such assets to the stockholders of the Company.

2.8	Code — the Internal Revenue Code of 1986, as amended from time to time.

2.9	Committee – the Compensation Committee or such other committee (or subcommittee), if any, appointed by the Board of Directors to administer the Plan. If the Board of Directors removes the then Committee for any reason and does not appoint a new

Committee (or subcommittee) to administer the Plan, “Committee” means the Board of Directors.

2.10	Committee Retainer Fee – means the retainer fee paid in cash for services as a chair or member of any committee of the Board of Directors during a Plan Year.

2.11	Common Stock — Common Stock of the Company, par value $.01 per share.

2.12	Company – Jacuzzi Brands, Inc., a Company organized under the laws of the State of Delaware (or any successor).

2.13	Deemed Dividends – means the amount of dividends (whether stock or cash), if any, which are declared on a share of Common Stock multiplied by the number of Stock Units credited to a Participant’s Account.

2.14	Deferral Agreement — an agreement executed by a Participant setting forth his or her election to defer receipt of his or her Director Fees in accordance with the Plan, and an authorization for the Company to credit such amount to a book-entry Account maintained by the Company on behalf of the Participant. A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company or Committee.

2.15	Director Fees – means Cash Director Fees and Equity Director Fees.

2.16	Distribution Date — means the date a Participant becomes entitled to a distribution pursuant to an election in accordance with Section 6.4.

2.17	Effective Date – the effective date of the Plan as provided in Section 11.10.

2.18	Equity Director Fees –the retainer fees received by the Participant that is paid in Common Stock for service on the Board of Directors as a director during a Plan Year pursuant to Sections 7.1(b) and 7.3 of the 2004 Stock Incentive Plan. Equity Director Fees shall not include any initial awards of Common Stock granted to a Participant under the 2004 Stock Incentive Plan or otherwise upon the date the Participant begins service as a non-employee director for the Company, expense reimbursements, amounts realized upon the exercise of a stock option, restricted stock or any other amounts paid to a Participant.

2.19	Exchange Act — the Securities Exchange Act of 1934, as amended.

2.20	Fair Market Value – as applied to any date, the last sales price reported for the Common Stock on the applicable date: (i) as reported by the principal national securities exchange in the United States on which it is then traded or The Nasdaq Stock Market, Inc.; or (ii) if not traded on any such national securities exchange or The Nasdaq Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange on which the Common Stock is listed or traded.

2.21	Financial Hardship — means (a) a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, (b) loss of the Participant’s property due to casualty, or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, each as determined to exist by the Committee.

2.22	Meeting Fees — means cash fees in cash paid for attendance at Board of Director meetings or meetings of any committee thereof which the Participant is a member.

2.23	Participant – a director of the Company who satisfies the eligibility requirements under Article 5 of the Plan and elects to participate in the Plan in accordance with its terms.

2.24	Plan — the Jacuzzi Brands, Inc. Non-Employee Director Deferred Compensation Plan, as amended from time to time.

2.25	Plan Year – the fiscal year of the Company; the initial Plan Year shall commence with the Company’s 2004 fiscal year.

2.26	Stock Unit – a unit of measurement equivalent to one share of Common Stock but with none of the attendant rights of a stockholder of a share of Common Stock, such as the right to vote, except that a Stock Unit shall have the dividend equivalent right described in Article 8. The Fair Market Value of a Stock Unit on any date shall be deemed to be the Fair Market Value of the underlying shares of Common Stock on that date.

2.27	Subsidiary – means any “subsidiary corporation” within the meaning of Section 424(f) of the Code. An entity shall be deemed a Subsidiary of the Company only for such periods as the requisite ownership relationship is maintained.

2.28	Termination of Directorship – means termination of a Participant’s directorship with the Company for any reason whatsoever, including, but not limited to, death, retirement, resignation, disability or dismissal (with or without cause).

2.29	2004 Stock Incentive Plan – the Company’s 2004 Stock Incentive Plan (or any successor), as amended from time to time.

Article 3 — Shares Reserved

     Shares of Common Stock that may be issued or used for reference purposes under the Plan with respect to Stock Units are funded from shares of Common Stock that are available for issuance under the 2004 Stock Incentive Plan. The aggregate number of shares of Common Stock that may be issued or used for reference purposes under the Plan with respect to Stock Units may not exceed the maximum number of shares of Common Stock available for issuance under the 2004 Stock Incentive Plan, subject to adjustment as provided in Section 4.2 of the 2004 Stock Incentive Plan.

Article 4 — Administration

4.1	The Plan shall be administered by the Committee. The Committee may select an administrator or any other person to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all actions in connection therewith or in relation thereto as it deems necessary or advisable. All interpretations, determinations and decisions of the Committee shall be made in its sole and absolute discretion based on the Plan document and shall be final, conclusive and binding on all parties with respect to all matters relating to the Plan.

4.2	The Committee may employ such legal counsel, consultants, brokers and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant, broker or agent. The Committee may, in its sole discretion, designate an agent to administer the Plan, keep records, send Account statements to Participants and to perform other duties relating to the Plan, as the Committee may request from time to time. The Committee may adopt, amend or repeal any guidelines or requirements necessary for the delivery of the Common Stock.

4.3	The Company shall, to the fullest extent permitted by law, the Certificate of Incorporation and By-laws of the Company and, to the extent not covered by insurance, indemnify each director or employee of the Company and its Subsidiaries (including the heirs, executors, administrators and other personal representatives of such person) and each member of the Committee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with any threatened, pending or actual suit, action or proceeding (whether civil, administrative or investigative in nature or otherwise) in which such person may be involved by reason of the fact that he or she is or was serving this Plan in any capacity at the request of the Company or a Subsidiary, except in instances where any such person engages in willful misconduct, a crime or fraud. Such right of indemnification shall include the right to be paid by the Company for expenses incurred or reasonably anticipated to be incurred in defending any such suit, action or proceeding in advance of its disposition; provided, however, that the payment of expenses in advance of the settlement or final disposition of a suit, action or proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified hereunder. Such indemnification shall be in addition to any rights of indemnification the person may have as a director or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company.

Expenses incurred by the Committee or the Board of Directors in the engagement of any such counsel, consultant or agent shall be paid by the Company.

4.4	Notwithstanding anything herein to the contrary, the administration provisions provided in the 2004 Stock Incentive Plan shall control with respect to any provision in the Plan that involves a Stock Unit or Common Stock.

Article 5 — Eligibility

     Any director of the Company who is not an active employee of the Company or any of its Subsidiaries shall be eligible to participate in the Plan.

Article 6 — Timing and Manner of Deferrals

6.1	General

As of the applicable Award Date, Stock Units shall be credited to a Participant’s Account on a book entry basis calculated in the manner provided under Section 6.3.

6.2	Deferral Elections

No later than the last day of the prior Plan Year (September 27, 2003 in the case of the initial Plan Year), Participants may voluntarily elect to defer (i) all or a portion of their Cash Director Fees that would otherwise be payable to a Participant during the following Plan Year, in accordance with the Deferral Agreement; provided, that the amount of the Cash Directors Fees elected to be deferred must be in increments of 25%, and/or (ii) 100% of their Equity Director Fees that would otherwise be payable to the Participant during the following Plan Year, as elected by the Participant in a Deferral Agreement. If a Participant first becomes eligible to participate in the Plan during a Plan Year, such Participant may elect to participate in the Plan with respect to Director Fees that would otherwise be payable during that Plan Year no later than 30 days following the date such director first becomes a Participant.

Other than with respect to a Participant who first becomes eligible to participate in the Plan during a Plan Year, Deferral Agreements must be received by the Company no later than the last day of the Plan Year prior to the Plan Year in which the Director Fees will be earned. With respect to any Plan Year, a Deferral Agreement is irrevocable on and after the date the Deferral Agreement must be submitted to the Company in accordance with procedures established by the Committee, and is valid solely for the Plan Year to which the election relates. If no new Deferral Agreement is timely made or filed in accordance with procedures established by the Committee with respect to any subsequent Plan Year, Director Fees may not be deferred under the Plan for such Plan Year.

6.3	Election to Receive Stock Units in Lieu of Director Fees

If a Participant elects to defer all or a portion of his or her Cash Director Fees in the form of Stock Units, the Company shall credit the applicable number of Stock Units to each account on each applicable Award Date in accordance with the provisions of this Section 6.3.

If a Participant elects to defer all or a portion of his or her Annual Retainer Fees in the form of Stock Units, the Company shall credit the Participant’s Account with a number of Stock Units (in whole and fractional Stock Units) determined by dividing (i) the amount of the Participant’s Annual Retainer Fee that the Participant elects to defer in the form of Stock Units in accordance with the Participant’s Deferral Agreement by (ii) the Fair Market Value of a share of Common Stock on the first business day of the Plan Year.

If a Participant elects to defer all or a portion of his or her Committee Retainer Fees in the form of Stock Units, the Company shall credit the Participant’s Account with a number of Stock Units (in whole and fractional Stock Units) determined by dividing (i) the amount of the Participant’s Committee Retainer Fee that the Participant elects to defer in the form of Stock Units in accordance with the Participant’s Deferral Agreement by (ii) the Fair Market Value of a share of Common Stock on the first business day of the Plan Year.

If a Participant elects to defer all or a portion of his or her Meeting Fees in the form of Stock Units, the Company shall credit the Participant’s Account with a number of Stock Units (in whole and fractional Stock Units) determined by dividing (i) the amount of the Participant’s Meeting Fees that the Participant elects to defer in the form of Stock Units in accordance with the Participant’s Deferral Agreement by (ii) the Fair Market Value of a share of Common Stock on each of the Applicable Award Date.

If a Participant elects to defer Equity Director Fees under the Plan, the Participants Account shall be credited with a number of Stock Units in accordance with Section 11(a)(ii) and (iii) of the 2004 Stock Incentive Plan on the first business day of the Plan Year.

6.4	Election of Distribution Date

A Participant may elect to receive a distribution of his Account on a fixed date in the future, or upon a Termination of Directorship, provided that an initial election of the Participant’s Distribution Date shall not be effective until the next Plan Year. Such election shall be made on a Deferral Agreement provided to the Company in accordance with Section 6.2. If a Participant does not elect a Distribution Date, the Distribution Date shall be deemed the Distribution Date elected on the Participant’s most recent Deferral Agreement on which the Participant made an election with respect to his or her Distribution Date. If a Participant has not yet made an election as to his or her Distribution Date, the Distribution Date shall be deemed the date on which a Termination of Directorship occurs. A Participant’s election under this Section 6.4 may differ from year to year. A Participant may amend previously elected Distribution Dates at any time by providing notice to the Company on such form as may be required by the Company, provided that such amendments shall not be effective until the second anniversary after the date such amendment is delivered to the Company.

6.5	Election of Form of Distribution of Deferred Cash Director Fees.

Notwithstanding anything to the contrary, a Participant may elect to receive installment payments of his or her Account that consists of Stock Units as a result of the deferral of Cash Director Fees; provided, that a Participant may elect only four (4) equal installments over a four (4) year period, or two (2) equal installments over a two (2) year period. Such election shall be made on a Deferral Agreement provided to the Company in accordance with Section 6.2. If a Participant does not elect installments under this Section 6.5, distributions of the Participant’s Account that consists of Stock Units as a result of the deferral of Cash Director Fees shall be made in accordance with the Participant’s most recent Deferral Agreement on which an election was made with respect to the form of distribution of the Participant’s Account. If a Participant has not yet made an election as to form of distribution, his or her Account that consists of Stock Units as a result of the deferral of Cash Director Fees shall be distributed in the form of a lump sum payment. A Participant’s election under this Section 6.5 may differ from year to year. A Participant may amend any previously elected forms of payment at any time by providing notice to the Company on such form as may be required by the Company, provided that such amendment shall not be effective until the second anniversary after the date such amendment is delivered to the Company.

Article 7 — Vesting and Distribution

7.1	Vesting

A Participant’s Account shall be fully vested at all times.

7.2	Distribution of Account

Except as otherwise provided in this Article and Article 10, any portion of a Participant’s Account that consists of Stock Units as a result of the deferral of Cash Director Fees shall be distributed to the Participant (or, in the case of a Participant’s death, his or her Beneficiary) as soon as practicable after the earliest to occur of: (i) a Participant’s Distribution Date; or (ii) a Change in Control. Notwithstanding the foregoing, to the extent a Participant has made an election for installment payments under Section 6.5, any portion of a Participant’s Account that consists of Stock Units as a result of the deferral of Cash Director Fees shall be distributed to the Participant in yearly installments, in accordance with the applicable election, if any, made by a Participant in accordance with Section 6.5.

Except as otherwise provided in this Article and Article 10, any portion of a Participant’s Account that consists of Stock Units as a result of the deferral of Equity Director Fees shall be distributed to the Participant (or, in the case of a Participant’s death, his or her Beneficiary) as follows: (1) 50% shall be distributed as soon as practicable after the Participant’s Distribution Date; and (2) 50% shall be distributed one year thereafter.

Notwithstanding the provisions of this Section 7.2, the Participant’s Account shall be distributed to the Participant in a lump-sum payment as soon as practicable after a Change in Control.

The forgoing distribution provisions shall be limited by any legal requirements affecting the timing of distributions, including but not limited to, any that would affect the non-recognition of such deferrals for income tax purposes.

A Participant’s Account shall be distributed in the form of Common Stock. At the time of distribution fractional shares of Common Stock shall be rounded-down for fractions less than one-half and rounded-up for fractions equal to or greater than one half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

7.3	Financial Hardship Distributions

In the event of Financial Hardship of the Participant, the Participant may apply to the Committee for the distribution of all or any part of the vested balance of his Account. The Committee shall consider the circumstances of each such case and the best interest of the Participant and his or her family and shall have the right, in its sole discretion, if applicable, to allow such distribution, or, if applicable, to direct a distribution of part of the amount requested or to refuse to allow any distribution. In no event shall the aggregate amount of the distribution exceed either the vested balance of the Participant’s Account or the amount determined by the Committee to be necessary to alleviate the Participant’s financial hardship (which financial hardship may include any taxes due because of the distribution occurring because of this Section), and that is not reasonably available from other resources of the Participant. For purposes of this Section, the value of the Participant’s Account shall be determined as of the date of the distribution.

Article 8 — Dividends

     At such time or times as any dividends on Common Stock shall be distributed to the Company’s stockholders, the Company shall credit to the Participant’s Account the Deemed Dividends. Deemed Dividends so credited to the Participant’s Account which are cash dividends shall be reinvested in Stock Units, including fractional units, based on the Fair Market Value of such Stock Units on the date the dividend is paid. Deemed Dividends that are paid in stock shall be credited to the Participant’s Account in Stock Units, including fractional units.

Article 9 — Designation of Beneficiary

     A Participant may designate one or more Beneficiaries to receive the Participant’s benefits under the Plan in the event of his or her death. Such designation, or any change therein, must be in writing in a form acceptable to the Committee and shall be effective upon receipt by the Committee. If there is no effective Beneficiary designation, the Participant’s Beneficiary shall be the Participant’s estate. Upon the acceptance by the Committee of a new Beneficiary designation form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary designation form filed by the Participant and accepted by the Committee prior to his or her death.

Article 10 — Amendment or Termination of Plan

     The Company reserves the right to amend, terminate or freeze the Plan at any time, by action of its Board of Directors (or a duly authorized committee thereof) or the Committee, provided that no such action shall adversely affect a Participant’s rights under the Plan with respect to Director Fees that have been deferred before the date of such action. Upon termination of the Plan, a Participant’s Account shall be distributed in accordance with Article 7 of the Plan, or as soon as practicable following the termination of the Plan, at the Company’s election. Upon freezing of the Plan, all Director Fees deferred under the Plan prior to freezing shall continue to be held under the Plan until the distribution date as provided in Article 7 unless the Board of Directors (or a duly authorized committee thereof) or the Committee determines to distribute such deferrals at an earlier date.

     Notwithstanding the foregoing, the 2004 Stock Incentive Plan may only be amended to the extent permitted under the terms of the 2004 Stock Incentive Plan.

Article 11 — Miscellaneous Provisions

11.1	No Distribution; Compliance with Legal Requirements

The Committee may require each person acquiring Stock Units or shares of Common Stock under the Plan to represent to, and agree with, the Company in writing that such person is acquiring the Stock Units and shares without a view to distribution thereof. No shares of Common Stock shall be issued until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Common Stock as it deems appropriate.

11.2	Notices; Delivery of Stock Certificates

Any notice required or permitted to be given by the Company or the Committee pursuant to the Plan shall be deemed given when personally delivered by hand, a nationally recognized overnight courier or deposited in the United States mail, registered or certified, postage prepaid, addressed to the Participant at the last address shown for the Participant on the records of the Company or such other address that the Participant shall designate in writing to the Company. Delivery of stock certificates to persons entitled to receive them under the Plan shall be deemed effected for all purposes when the Company or a share transfer agent of the Company shall have deposited such certificates in the United States mail or personally delivered such certificates by hand or by a nationally recognized overnight courier, addressed to such person at his/her last known address on file with the Company or such other address that may be designated in writing to the Company.

11.3	Nontransferability of Rights

Stock Units are not transferable other than by will or by the laws of descent and distribution. No Stock Unit or other interest under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment, execution, levy or charge, and any attempt by a Participant or any Beneficiary under the Plan to do so shall be void. No interest under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of a Participant or Beneficiary entitled thereto.

11.4	Obligations Unfunded and Unsecured

The Plan shall at all times be entirely unfunded, and no provision shall at any time be made with respect to segregating assets of the Company or any Subsidiary (including Common Stock) for payment of any amounts or issuance of any shares of Common Stock hereunder. No Participant or other person shall own any interest in any particular assets of the Company or any Subsidiary (including Common Stock) by reason of the right to receive payment under the Plan, and any Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship amongst the Company, any Subsidiary, the Committee, and the Participants, their designated Beneficiaries or any other person. If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company establishes a rabbi trust under this Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

11.5	Governing Law

Except to the extent preempted by the Code, this Plan shall be governed, construed, administered and regulated in accordance with the laws of Delaware. In the event any provision of this Plan shall be determined to be illegal or invalid for any reason, the other provisions shall continue in full force and effect as if such illegal or invalid provision had never been included herein.

11.6	No Directorship Rights

The establishment and operation of this Plan shall not confer any legal rights upon any Participant or other person for a continuation of directorship, nor shall it interfere with the rights of the Company or Subsidiary to terminate a Participant’s directorship and to treat him or her without regard to the effect which that treatment might have upon him or her as a Participant or potential Participant under the Plan.

11.7	Severability of Provisions

If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

11.8	Construction

The use of a masculine pronoun shall include the feminine, and the singular form shall include the plural form, unless the context clearly indicates otherwise. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be used in the construction of the Plan.

11.9	Assignment

The Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives. In the event that the Company sells all or substantially all of the assets of its business and the acquiror of such assets assumes the obligations hereunder, the Company shall be released from any liability imposed herein and shall have no obligation to provide any benefits payable hereunder.

11.10	Effective Date of Plan

The Plan was originally adopted, effective as of June 5, 2003. This Amended and Restated Plan is effective October 1, 2004.